UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 30, 2016

Cosi, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50052	06-1393745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

294 Washington Street, Suite 510 Boston, Massachusetts	02108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (857) 415-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 29, 2016, Cosi, Inc. (the “Company”) received notice from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that, in accordance with Listing Rules 5101, 5110(b) and IM-5101-1, Nasdaq has determined that the Company’s securities will be delisted from The Nasdaq Stock Market.  Given the continued listing requirements of Nasdaq and the Company’s pending Chapter 11 cases, the Company does not plan to appeal the Nasdaq determination to delist the Company’s common stock.  Accordingly, trading of the Company’s common stock will be suspended at the opening of business on October 10, 2016, and a Form 25-NSA will be filed with the Securities and Exchange Commission which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

Nasdaq’s determination was based on the following factors:  (i) the filing and associated public interest concerns raised by such filing; (ii) concern regarding the residual equity interest of the existing listed securities holders, and (iii) concerns about the Company’s ability to sustain compliance with all requirements for continued listing on The Nasdaq Stock Market.  Specifically, on November 18, 2015, Nasdaq notified the Company that the bid price of its common stock had closed below $1 per share for 30 consecutive trading days, and accordingly, that it did not comply with Listing Rule 5550(a)(2).

Nasdaq advised that an indicator will be displayed with the quotation information related to the Company’s securities on NASDAQ.com and NASDAQTrader.com and may be displayed by other third party providers of market data information.  Also, Nasdaq indicated that a list of all non-compliant Nasdaq companies and the basis for such non-compliance is posted on Nasdaq’s website at listingcenter.nasdaqomx.com. The Company will be included in this list commencing two business days from the date of the Nasdaq letter.

The Company’s securities may be eligible to be quoted as an OTC security, also known as the “Pink Sheets.” To be quoted as an OTC security, a market maker must sponsor the security and comply with SEC Rule 15c2-11 before it can initiate a quote in a specific security. If the Company’s securities are delisted from The Nasdaq Stock Market, there can be no assurance that a market maker will apply to quote the Company’s common stock or that the Company’s common stock will become eligible for trading as an OTC security.

The Company’s security holders are cautioned that trading in the Company’s securities during the pendency of the Chapter 11 cases will be highly speculative and will pose substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

On October 3, 2016, the Company issued a press release announcing the receipt of the notice from Nasdaq.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2016, the Company announced that it has appointed Randy Kominsky, 61, President of Alliance For Financial Growth, to serve as Chief Restructuring Officer, effective Tuesday, October 4, 2016.

The terms of Mr. Kominsky’s consulting agreement will be provided when finalized.

A copy of the press release, dated September 30, 2016, is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Cosi, Inc., dated October 3, 2016.

99.2	Press Release of Cosi, Inc., dated September 30, 2016.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSI, INC.
Date: October 5, 2016.

/s/ Vicki Baue
	Name:	Vicki Baue
	Title:	V. P. & General Counsel, CCO

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)
99.1	Press Release of Cosi, Inc., dated October 3, 2016.	E

99.2	Press Release of Cosi, Inc., dated September 30, 2016.	E